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                                                                     EXHIBIT 5.2

                  [Letterhead of Willkie Farr & Gallagher LLP]


October 7, 2003


XO Communications, Inc.
11111 Sunset Hills Road
Reston, Virginia 20190


Ladies and Gentlemen:

We have acted as special counsel for you in connection with the rights offering (the "Rights Offering") of up to 43,333,333 shares of your new common stock, $0.01 per value (the "New Common Stock") at a price of $5.00 per share and certain transferable rights (the "Transferable Rights") to purchase New Common Stock at a price of $5.00 per share in a subsequent rights offering (the "Subsequent Rights Offering"), each established pursuant to your Third Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated July 22, 2002 (as confirmed by a Confirmation Order entered by the Bankruptcy Court for the Southern District of New York on November 15, 2002, the "Plan").

In such capacity, we have examined signed copies of the registration statement of the Company on Form S-1 (Registration No. 333-107254), as amended, initially filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on June 22, 2003. Such registration statement at the time it became effective is hereinafter referred to as the "Registration Statement." Any capitalized terms not defined herein shall have the meaning as set forth in the Registration Statement.

Our opinion is based on the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter. These provisions and interpretations are subject to change, possibly with retroactive effect, which may result in modification of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, or of a contrary position by the Internal Revenue Service or the Treasury Department in regulations or rulings issued in the future.

In rendering our opinion, we have examined such statutes, regulations, records and other documents as we consider to be necessary or appropriate as a basis for our opinion, including the registration statement and the disclosure statement with respect to the third amended plan of reorganization for XO Communications, Inc., and have prepared the section of the registration statement entitled "Material Federal Income Tax Considerations."

To the extent that we have examined and relied upon original documents or copies thereof in rendering the opinion expressed below, we have assumed (i) the authenticity of all documents

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submitted to us as originals, (ii) the conformity to authentic original documents of all documents submitted to us as copies and (iii) the genuineness of all signatures. We have also assumed that any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge of" any person or party or similarly qualified is correct without such qualification.

Based on the foregoing, we are of the opinion that the statements made in the registration statement under the caption "Material Federal Income Tax Considerations," insofar as such statements constitute a summary of matters of law or legal conclusions, are accurate summaries in all material respects.

We consent to being named in the Registration Statement and related prospectus as counsel who prepared the section of the registration statement entitled "Material Federal Income Tax Considerations" and to the reference to our name under the caption "Legal Matters" in such prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

No opinion is expressed as to any matter not discussed herein. This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP